Exhibit 99.1

Contact:

Jim Goff, InterMune, Inc., 415-466-2228, jgoff@intermune.com

InterMune Announces Positive Opinion for Approval of Esbriet™ (Pirfenidone) in European Union

— Esbriet to be the first medicine approved for IPF patients in the EU —

BRISBANE, Calif., December 17, 2010 — InterMune, Inc. (Nasdaq: ITMN) today announced that the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) has adopted a positive opinion recommending the granting of a marketing authorization for Esbriet™ (pirfenidone) in adults for the treatment of mild to moderate idiopathic pulmonary fibrosis (IPF), a progressive and fatal lung disease. The CHMP is the scientific body of the EMA responsible for reviewing all Marketing Authorization Applications for new medicines. A summary of the CHMP opinion will be available here: http://tinyurl.com/2am4ubc. Please select “E” to access the Esbriet summary opinion.

The committee’s positive opinion will now be forwarded to the European Commission for ratification, which typically occurs within two to three months from adoption of the CHMP opinion. Ratification results in approval for marketing in all 27 member countries of the European Union.

“We are very pleased by the positive opinion adopted by the CHMP, particularly because it was achieved earlier in the regulatory process than is typical,” said Dan Welch, Chairman, Chief Executive Officer and President of InterMune. “We are now focusing our efforts on completing our commercial launch preparations to bring Esbriet to European patients as soon as possible.”

Roland du Bois, M.D., Professor of Respiratory Medicine, National Heart & Lung Institute, Imperial College, London, and co-chair of the CAPACITY Phase 3 program, said, “IPF is among the most urgent of unmet medical needs in respiratory medicine, with no approved therapies in the EU and with survival rates as poor as many forms of cancer. Today’s opinion by the CHMP represents a major milestone in the treatment of IPF and is extremely exciting news for the more than 100,000 Europeans who suffer from IPF, and for the physicians who care for them. What all patients have awaited for so long – hope and new therapy for their disease – will soon be realized.”

Esbriet has been granted Orphan Drug designation in Europe, which provides 10 years of marketing exclusivity; until 2021. In addition, InterMune has a number of pending patent applications in Europe relating to Esbriet’s formulation and use in IPF patients, particularly related to the safe usage of the product which, if granted, will provide patent protection in Europe for at least an additional five years, until 2026, and possibly as long as an additional nine years, until 2030. One such patent has been allowed by the European patent office which relates to the effect of food on the pharmacokinetics and safety of pirfenidone in IPF patients. The company has an extensive patent position on the Esbriet formulation and uses of Esbriet in IPF patients, and in the United States the company has already secured the grant of six new patents that extend the exclusivity period for the patented formulation and uses of pirfenidone in the U.S. to 2030. If one or more of the analogous patents are granted in Europe, the company’s current expectation is that Esbriet will enjoy patent protection in both the U.S. and Europe to at least 2026 or 2030.

The company plans to hold a conference call today at 8:30 a.m. Eastern time.

Conference Call and Webcast Details

InterMune will host a conference call today at 8:30 a.m. EST to discuss Esbriet (pirfenidone) and the related Marketing Authorization Application. Interested investors and others may participate in the conference call by dialing 888-567-5125 (U.S.) or 706-643-9223 (international), conference ID# 33188579. A replay of the webcast and teleconference will be available approximately three hours after the call.

To access the webcast, please log on to the company’s website at www.intermune.com at least 15 minutes prior to the start of the call to ensure adequate time for any software downloads that may be required.

The teleconference replay will be available for 10 business days following the call and can be accessed by dialing 800-642-1687 (U.S.) or 706-645-9291 (international), and entering the conference ID# 33188579. The webcast will remain available on the company’s website until the next earnings call.

About Esbriet (Pirfenidone)

InterMune submitted a Marketing Authorization Application (MAA) seeking approval of Esbriet for the treatment of idiopathic pulmonary fibrosis (IPF) in adults, which was validated by the EMA effective March 24, 2010.

Preclinical and in-vitro evidence has shown that Esbriet has both anti-fibrotic and anti-inflammatory effects. In February 2009, InterMune announced the results of the company’s two pivotal Phase 3 clinical trials evaluating Esbriet for the treatment of IPF, known as the CAPACITY trials. In clinical studies, Esbriet was safe and generally well-tolerated, with the most frequent side effects reported being photosensitivity rash and gastrointestinal symptoms. Since 2008, pirfenidone has been marketed in Japan as Pirespa® by Shionogi & Co. Ltd.

About InterMune

InterMune is a biotechnology company focused on the research, development and commercialization of innovative therapies in pulmonology and hepatology. InterMune has an R&D portfolio addressing idiopathic pulmonary fibrosis (IPF) and hepatitis C virus (HCV) infections. The pulmonology portfolio includes Esbriet™ (pirfenidone) for which InterMune has completed a Phase 3 program in patients with IPF (CAPACITY). The Marketing Authorization Application (MAA) for Esbriet received a positive CHMP opinion that is now awaiting ratification by the European Commission. The hepatology portfolio includes next-generation HCV protease inhibitor and NS5A research programs. For additional information about InterMune and its R&D pipeline, please visit www.intermune.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended, that reflect InterMune’s judgment and involve risks and uncertainties as of the date of this release, including without limitation the statements related to the anticipated receipt of marketing authorization approval from the European Commission for the use of pirfenidone for the treatment of IPF and the expected timing thereof, statements regarding commercial launch preparations and statements regarding the various anticipated durations of patent protection and marketing exclusivity. All forward-looking statements and other information included in this press release are based on information available to InterMune as of the date hereof, and InterMune assumes no obligation to update any such forward-looking statements or information. InterMune’s actual results could differ materially from those described in InterMune’s forward-looking statements.

Other factors that could cause or contribute to such differences include, but are not limited to, (i) whether the European Commission approves the marketing authorization for pirfenidone for the treatment of IPF and the actual timing of the decision; (ii) risks related to unexpected regulatory actions or delays or government regulation generally; (iii) risks related to the clinical and regulatory process for pirfenidone, including having no unexpected safety, toxicology, clinical or other issues; (iv) unexpected clinical trial results, including unexpected new clinical data and unexpected additional analysis of existing clinical data; (v) government, industry and general public pricing pressures; (vi) InterMune’s ability to obtain or maintain patent or other proprietary intellectual property protections; (vii) risks related to building the infrastructure required for commercial launch in various countries in the European Union, and (viii) those other factors discussed in detail under the heading “Risk Factors” in InterMune’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 15, 2010 (the “Form 10-K”), and other periodic reports filed with the SEC. The risks and other factors discussed above should be considered only in connection with the fully discussed risks and other factors discussed in detail in the Form 10-K and InterMune’s other periodic reports filed with the SEC, all of which are available via InterMune’s web site at www.intermune.com.

Esbriet is a registered trademark of InterMune, Inc.

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